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                                                                   EXHIBIT 10.17

                  NONCOMPETITION AND NONDISCLOSURE AGREEMENT

     This Agreement is made this 18th day of April, 1994, between A.D.A.M. Software, Inc., a Georgia corporation (the "Employer"), and Joseph R. Fuller, (the "Employee").

     WHEREAS, the Employee has or will obtain valuable experience and knowledge with respect to the affairs of the Employer;

     WHEREAS, the Employee realizes that the Employer has made a substantial investment in time and money in developing business and customer relationships, and that it is a legitimate business interest of the Employer to protect that investment and to retain its contracts with the good will of its customers, and the Employee further realizes that he is employed in a position of much trust and responsibility by the Employer;

     WHEREAS, the Employee is willing to agree to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the Employee's continued employment with the Employer and pursuant to the terms and conditions hereinafter set forth, and in further consideration of their mutual covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT AND DUTIES The Employer agrees to continue to employ the Employee and the Employee accepts his continued employment as Product Marketing Manager subject to the terms and conditions hereinafter set forth. The Employee's duties shall be those currently being performed by him for the Employer and any other related duties as may be determined and assigned to the Employee from time to time hereafter by the Employer.

     2. EXTENT OF SERVICES. The Employee shall devote his entire time, attention and energies to the business of the Employer and shall not during his employment be engaged in any other business activity, without the continuing approval of his supervisors, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made.

     3. CONFIDENTIAL INFORMATION. Employee agrees not to divulge, disclose, or communicate to any person, firm, or corporation at any time, during or after employment, in any fashion, form or manner, either directly or indirectly, any information of any kind, nature, or description concerning any matters affecting or relating to the business of Employer or Employee's employment with Employer which specifically includes



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any matter whatsoever concerning A.D.A.M. Software, Inc., its subsidiaries, divisions or affiliated companies (collectively referred to hereafter as "Confidential Information") . The parties agree that Confidential
Information includes, without limiting the generality of the foregoing, the name of any customers of Employer, the prices it obtains or has obtained or at which it sells or has sold its products or services, research, development, inventing, accounting, computer hardware configuration, computer software, source code, manufacturing, engineering, merchandising, equipment, or any other information of, about, or concerning the business of Employer or the business of customers of Employer, its manner of operation, its plans, processes, or other data of any kind, nature, or description, without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties agree that the above matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Employer, and its goodwill, and that any breach of the terms of this paragraph is a material breach hereof. This Agreement shall not be deemed to prevent Employee from disclosing Confidential Information if all of the following circumstances exist: (1) such disclosure is necessary to the business of Employer and to the performance of the duties of Employee; (2) such disclosure does not involve trade secrets or other theretofore undisclosed matters; and (3) Employee makes such disclosure in circumstances and in a manner reasonably calculated to benefit Employer and not Employee or actual or potential competitors of Employer.

     4. RETURN OF CONFIDENTIAL INFORMATION. Upon termination of the Employee's employment, all documents, art or office supplies, records, computer hard drive, diskettes, or tape, notebooks and similar repositories of or containing Confidential Information, including copies thereof, then in the Employee's possession, whether prepared by him or others, will be left with the Employer. In the event of a breach or threatened breach by the Employee of the provisions of this Section 4, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

     5.     PATENTS.

            A. The Employee shall disclose fully to the Employer any and all inventions which he shall conceive or make during his employment with Employer and all inventions which he shall conceive or make during the period of six (6)




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    months after his last day of employment with Employer, which are in whole or in part the result of his work with the Employer. Such disclosure is to be made promptly after the conception of each invention, and the inventions are to become and remain the property of the Employer, whether or not patent applications are filed thereon. Upon request and at the expense of the Employer, the Employee is to make application through the patent solicitors of the Employer for letters patent of the United States and any and all other countries at the discretion of the Employer on such inventions and to assign all such applications to the Employer or its designated representative, all without additional payment during his employment by the Employer and for reasonable compensation for time actually spent by the Employee at such work at the request of the Employer after his employment. The Employee is to give the Employer, its attorneys and solicitors, all reasonable assistance in preparing and prosecuting such applications and, on request of the Employer, to execute all papers and do all things that may be reasonably necessary to protect the right of the Employer and vest in it or its assigns the inventions, applications and letters patent herein contemplated.

         B. With respect to inventions the concept, creation or development of which is outside the reasonable contemplation of the Employee's employment with the Employer and which are not derived from or the result in whole or in part of the Employee's work with the Employer and are not related in any way or to any degree to any project or field of work in which the Employer was engaged or was actively considering during his employment by Employer, if, within six (6) months from the date on which a complete description (where necessary by sketches) of such an invention is submitted to the Employer by the Employee, the Employer has not filed a first patent application thereon, or requested a further period not exceeding six months, the Employer shall grant a written release of the invention to the Employee upon the Employee's written request (unless such release would conflict with any contractual obligations of the Employer or with governmental requirements) and such Employee shall thereafter be free to make application for a patent in respect of such invention at his own expense. In the event that the Employer does not release the invention in accordance with the foregoing provisions, the Employer shall make reasonable compensation for such invention.

     6. RESTRICTIVE COVENANT. Upon the Employee's termination the Employee shall not, without the prior written consent of the Employer, directly or indirectly, within the Restricted Territory (hereinafter defined), in competition with the Employer enter into or engage in the business of manufacturing, jobbing, selling or marketing the services which are being performed by the employer at the time of termination, either as an individual for




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his own account, or as a partner or joint venturer, or as an employee, agent, or salesman for any person, or as an officer, director or shareholder (except ownership of publicly traded shares, so long as such is less than 1%) for a period of two (2) years following the termination of his employment by the Employer. Solicitation or acceptance of orders outside the Restricted Territory for shipment to or delivery in, the Restricted Territory shall constitute "engaging in business" in the Restricted Territory in violation of this agreement. As used herein, "Restricted Territory" means the following geographical area: "Continental United States for anatomically based multi-media companies."

     Both parties hereto recognize that the Employer does business throughout such area, and the Employee has been responsible for operations throughout such area, and such an area is necessary for the protection of the Employer. This covenant on the part of the Employee shall be construed as an agreement independent of any other provision of this agreement; and the existence of any claim or cause of action of the employee against the Employer, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of this covenant.

     In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Employer shall be entitled to an injunction restraining the Employee from violating the provisions of this Section 6. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer, including the recovery of damages and attorneys' fees, for a breach or threatened breach of this Section 6.

     7. NONSOLICITATION OF CUSTOMERS. The Employee agrees to refrain, during his employment and for a period of three (3) years following his termination, from soliciting or accepting, or attempting to solicit or accept, directly or by assisting others, any business from any of the Employer's customers, including actively sought prospective customers, with whom the employee had material contact during his employment for purposes of providing products or services that are competitive with those provided by the employer's business.

     8. NONSOLICITATION OF EMPLOYEES. The Employee agrees to refrain, during his employment and for three (3) years following his termination, from recruiting or hiring, or attempting to recruit or hire, directly or by assisting other, any other employee of the Employer or its affiliates.







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     9. TOLLING.  The Employee's breach of Sections 6, 7, or 8 of this
Agreement shall automatically toll and suspend the period so stated in Sections 6, 7 or 8 for the amount of time that the violation continues.

     10. TERMINATION OF EMPLOYMENT. The Employee is employed at will and may be terminated by the Employer at any time, with or without cause, without prior notification and without severance pay unless specifically provided otherwise in writing.

     11. SEVERABILITY AND INTERPRETATION. In the event that any provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless by enforceable according to their terms. Further, in the event that any provision are held to be overbroad as written, such provisions shall be deemed amendable to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforceable as amended.

      12.  MISCELLANEOUS.

           A. Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require.

           B. This agreement may be executed in any number of counterparts, each of which shall be deemed an original part, all of which together shall constitute one and the same instrument.

           C. This agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter, including any prior agreements between the Employer and the Employee.

           D. No representation, promise, inducement or statement of intention has been made by the Employer or the Employee which is not embodied in this agreement.

           E. This agreement may be amended, modified, superseded or canceled, and any of the terms, provisions and conditions hereof may be waived, only by a written instrument executed by the Employer and the Employee. The failure of any party at any time or times to require performance of any provision herein shall not be construed to be a waiver of any succeeding breach of such provision by such party.



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           F. This agreement shall be interpreted and construed pursuant to the laws of the State of Georgia. Any provisions in conflict with the laws of the State of Georgia shall be deemed void and the parties shall be bound by the remaining provisions.

           G. The Employee agrees that the provisions of this agreement shall be binding on his heirs, assigns, executors, administrators, and other legal representatives.

     IN WITNESS WHEREOF, the Employer has caused this agreement to be duly executed and delivered by its officer duly authorized, and the Employee has duly executed and delivered this agreement, all as of the date first above written.





                               /s/ Joseph R. Fuller
                               -----------------------------
                               EMPLOYEE


                               A.D.A.M. SOFTWARE, INC.


                               By /s/ Christine Hamrick CES
                                  --------------------------
                               Title Human Resources Manager
                                    ------------------------







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